EXHIBIT 10.17

                          SUBORDINATED PROMISSORY NOTE

$56,000                                            February 9, 1999

 FOR VALUE RECEIVED, Continental Heritage Corporation, a Delaware corporation, having its principal business office at 2140 America's Cup Circle, Las Vegas, NV 89117 ("Maker"), promises to pay the order of Lee Kaplan ("Payee"), the principal sum of Fifty Six Thousand Dollars ($56,000) lawful money of the United States of America, together with interest at the annual rate of ten percent (10%) per annum from the date hereof, on the terms set forth herein, as follows:

 1. This Note has been issued by Maker in exchange for, and in substitution of, a certain promissory note of Maker dated October 1, 1998, payable to Payee in the amount of $56,000.

 2. (a) Interest hereon shall accrue, in arrears, without setoff or deduction, from the date hereof and continuing until the Maturity Date (as hereinafter defined). Payment of accrued interest prior to the Maturity Date, as defined below, shall be made on the last day of each month commencing with the month of September, 1999 and on the Maturity Date.

(b) Commencing on the last day of March, 2000, and on the last day of each month thereafter to and including the Maturity Date, Maker shall make six (6) consecutive principal payments of Nine Thousand Three Hundred Thirty Three Dollars ($9,333), each of which principal payments shall be accompanied by a payment of interest as provided in Section 2(a) above on the unpaid principal balance of this Note at the rate provided.

  (c) The entire unpaid principal balance of this Note and all interest accrued thereon but not previously paid and all other sums payable hereunder, shall be due and payable in full on August 31, 2000 (the "Maturity Date").

 3. The principal and interest shall be payable to the Payee at the address Payee from time to time may designate in writing.

 4. Maker shall have the privilege of prepaying this Note in full but not in part without penalty, at any time, provided not less than twenty (20) days written notice of such election is given by Maker to the Payees.

 5. It is further understood, however, that should any default be made in the payment of any installment of principal and interest or any other payment due under this Note on the date such payment is due, then the Payee, at his option and without notice to Maker unless expressly required elsewhere in this Note may declare due and payable immediately the entire unpaid balance of principal and all other sums due by Maker under this Note, with interest accrued on it at the applicable rate specified above to the date of default and after that date at a "default rate" which shall be highest rate of interest permitted under the laws of Nevada, notwithstanding anything to the contrary in this Note or in the Loan Agreement; and payment may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note. In such a case Payee may also recover all costs of suit and other expenses in connection with it, together with reasonable attorneys' fees for collection, together with interest on any judgment obtained by Payees at the default rate (defined above), including interest at the default rate from and after the date of any execution, judicial or foreclosure sale until actual payment is made to Payees of the full amount due Payees.

 6. The Payee shall not exercise any right or remedy provided for herein because of any default of Maker unless Maker shall have failed to pay the outstanding sums within a period of five (5) business days after the date of the notice of default has been given by the Payee; provided, however, Payee shall not be required to give any such notice or to allow any part of the grace period if Maker shall have filed a petition in bankruptcy or reorganization or a bill in equity or otherwise initiated proceedings for the appointment of a receiver of its assets, or if Maker shall have made an assignment for the benefit of creditors, or if a receiver or trustee is appointed for Maker and such appointment or such receivership is not terminated within thirty (30) days.

 7. Payees failure to exercise his option to accelerate the indebtedness evidenced by this Note shall not constitute a waiver of the right to exercise that option at any other time so long as that event of default remains outstanding and uncured, or to exercise it upon the occurrence of another default.

 8. The remedies of Payee as provided in this Note shall be cumulative and concurrent; may be pursued singly, successively, or together at the sole discretion of Payee, may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

 9. Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and it agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Payees.

 10. If any provision of this Note is held to be invalid or unenforceable by a Court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed liberally in favor of Payees in order to effectuate the provisions of this Note. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by the laws of Nevada (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. That refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine. If the excessive amount of interest paid exceeds the sums the outstanding, the portion exceeding the sums outstanding shall be refunded in cash by Payee. Any crediting or refund shall not cure or waive any default by Maker under this Note. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment including, without limitation, prepayment fees and late charges shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

 11. Payee shall not be deemed, by any act or omission or commission, to have waived any of their rights or remedies under this Note unless the waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

 12. This instrument shall be governed by and construed according to the laws of the State of Nevada.

 13. The Payee, by his acceptance of this Subordinated Promissory Note, agrees that the indebtedness evidenced by this Note and the payment of the principal and interest on this Note is expressly subordinated, to the extent and in the manner hereinafter set forth in right of payment to the prior payment in full of the interest and principal of a certain Promissory Note of the Maker dated February 12, 1999 payable to Gerald Holland, as Disbursement Agent, for Jules Ross, Richard A. Hahner, Case Holdings, Inc., Peter Casoria, Jr., Peter Casoria, Sr., Dennis Lopez and Gerald M. Holland as Payees. By reason of such subordination, the Payee acknowledges and agrees that no payment of principal or interest may be made on this Note unless at such time all payments of principal and interest then due on the Promissory Note has at the time been paid.

 14. All payments under this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

 15. Time is of the essence as to each provision of this Note which requires Maker to take any action within a specified time period.

 MAKER AND PAYEES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, VERBAL OR WRITTEN STATEMENTS OR ACTIONS OF EITHER PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEES TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

 IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed and delivered this Note.

                              CONTINENTAL HERITAGE CORPORATION


                              By:  /s/Steve Gould
                                  Steve Gould, President